                                                                    EXHIBIT 21.1

                             THE J. JILL GROUP, INC
                             LISTING OF SUBSIDIARIES
                                DECEMBER 29, 2001

           NAME OF SUBSIDIARY                  STATE OF INCORPORATION
           ------------------                  ----------------------
           Birch Pond Realty Corporation       Delaware
           The Birch Pond Group, Inc.          Massachusetts
           QT Services Group, Inc.             Massachusetts
           J. Jill Direct, Inc.                Massachusetts